Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $8.2 MILLION
THIRD QUARTER EARNINGS

HONOLULU, HI, October 29, 2014 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the third quarter of 2014 of $8.2 million, or $0.23 per diluted share, compared to net income in the third quarter of 2013 of $10.2 million, or $0.24 per diluted share, and net income in the second quarter of 2014 of $9.2 million, or $0.25 per diluted share.

“We are pleased with another quarter of solid earnings performance, after normalizing the non-recurring income and expense items”, said John C. Dean, Chairman and CEO.  “Loan and deposit growth continued to be strong as we focused on quality business development in our marketplace.”

In October 2014, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share on the Company’s outstanding common shares. The dividend will be payable on or about December 15, 2014 to shareholders of record at the close of business on November 28, 2014. This represents the sixth consecutive quarterly cash dividend.

Significant Highlights and Third Quarter Results

▪	Reported net income of $8.2 million, compared to net income in the second quarter of 2014 of $9.2 million.

▪
Net income was impacted by several non-recurring items including, branch consolidation and relocation expenses of $1.3 million which reduced earnings per diluted share by $0.03, an income tax expense true-up of $0.9 million which reduced earnings per diluted share by $0.03, and income recovered on a previous counterparty loss of $0.6 million which increased earnings per diluted share by $0.02.

▪	Increased the loans and leases portfolio by $80.6 million to $2.87 billion at September 30, 2014, compared to $2.79 billion at June 30, 2014.

▪	Increased total deposits by $45.5 million to $4.05 billion at September 30, 2014, compared to $4.00 billion at June 30, 2014.

▪
Recorded a credit to the provision for loan and lease losses of $1.7 million in the third quarter of 2014, compared to a provision for loan and lease losses of $2.0 million in the second quarter of 2014.

▪	Nonperforming assets increased by $3.2 million to $45.3 million at September 30, 2014 from $42.1 million at June 30, 2014.

▪
The allowance for loan and lease losses (“ALLL”), as a percentage of total loans and leases, decreased to 2.88% at September 30, 2014, compared to 2.99% at June 30, 2014.  The Company’s ALLL, as a percentage of nonperforming assets, decreased to 182.90% at September 30, 2014 from 198.47% at June 30, 2014 and the Company’s ALLL, as a percentage of nonaccrual loans, decreased to 198.67% at September 30, 2014 from 226.72% at June 30, 2014, as a result of the increase in nonperforming assets.

▪
Maintained a strong capital position with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 17.19%, 18.46%, and 11.87%, respectively, as of September 30, 2014, compared to 17.06%, 18.33%, and 11.64%, respectively, as of June 30, 2014.  The Company’s capital ratios continue to be well in excess of the minimum levels required for a “well-capitalized” regulatory designation.

Earnings Highlights
Net interest income for the third quarter of 2014 was $35.5 million, compared to $33.8 million in the year-ago quarter and $35.9 million in the second quarter of 2014.  Net interest margin was 3.30%, compared to 3.19% in the year-ago quarter and 3.35% in the second quarter of 2014. The sequential quarter decrease in net interest margin was primarily due to net recoveries of interest on nonaccrual loans of $0.4 million received last quarter, compared to net reversals of interest on nonaccrual loans of $0.1 million recorded this quarter. The taxable equivalent yield on the investment securities portfolio decreased to 2.57% in the current quarter, compared to 2.60% last quarter. The taxable equivalent yield on the loan portfolio decreased to 3.96% in the third quarter from 4.07% in the second quarter of 2014.

In the third quarter of 2014, we recorded a credit to the provision for loan and lease losses of $1.7 million, compared to a credit to the provision for loan and lease losses of $3.2 million in the year-ago quarter and a provision for loan and lease losses of $2.0 million in the second quarter of 2014. The credit to the provision for loan and lease losses was primarily attributable to net loan recoveries of $1.0 million.

Other operating income for the third quarter of 2014 totaled $11.5 million, compared to $11.9 million in the year-ago quarter and $12.0 million in the second quarter of 2014. The decrease from the year-ago quarter was primarily due to unrealized gains on loans held for sale and interest rate locks of $1.0 million in the third quarter of 2013 compared to $0.1 million in the current quarter, lower other service charges and fees of $0.5 million, and lower equity in earnings of unconsolidated subsidiaries of $0.5 million, partially offset by a partial recovery of a previous counterparty loss on a financing transaction of $0.6 million, and income recovered on nonaccrual loans previously written-off of $0.5 million. The sequential quarter decrease was primarily due to lower net gains on sales of foreclosed assets of $0.4 million, lower equity in earnings of unconsolidated subsidiaries of $0.3 million, and unrealized gains on loans held for sale and interest rate locks of $0.4 million recorded last quarter, compared to $0.1 million in the current quarter, partially offset by higher net gains on sales of residential mortgage loans of $0.5 million and the aforementioned partial recovery of a counterparty loss of $0.6 million.

Other operating expense for the third quarter of 2014 totaled $35.2 million, compared to $36.5 million in the year-ago quarter and $32.9 million in the second quarter of 2014.  The decrease from the year-ago quarter was primarily attributable to lower salaries and employee benefits of $2.6 million and a premium paid on the repurchase of preferred stock of our two real estate investment trust subsidiaries in the third quarter of 2013 of $1.9 million, partially offset by higher foreclosed asset expense of $1.4 million and costs related to the consolidation and relocation of our two Waikiki branches of $1.3 million. The lower salaries and employee benefits is primarily due to a staff right-sizing initiative that began in 2013 and included a voluntary early retirement program and a reduction of select positions. In the year-ago quarter there was $1.3 million in severance, early retirement, and retention expenses related to this initiative, compared to $0.3 million in the current quarter.  The sequential quarter increase was primarily attributable to higher foreclosed asset expense of $1.4 million and the aforementioned Waikiki branch consolidation and relocation costs of $1.3 million.

The efficiency ratio for the third quarter of 2014 was 75.00%, compared to 79.89% in the year-ago quarter and 68.65% in the second quarter of 2014. The efficiency ratio in the third quarter of 2014 was significantly impacted by the aforementioned non-recurring income and expense items during the quarter.

In the third quarter of 2014, the Company recorded income tax expense of $5.2 million, compared to an income tax expense of $2.2 million in the year-ago quarter and income tax expense of $3.9 million in the second quarter of 2014. The effective tax rate for the third quarter of 2014 was 38.9%. Our income tax expense and effective tax rate was impacted by  a 2013 income tax return true-up adjustment of $0.9 million which was primarily related to the aforementioned premium paid on the repurchase of preferred stock of two subsidiaries in the third quarter of 2013 of $1.9 million. As of September 30, 2014, the Company’s net deferred tax assets totaled $110.1 million.

Balance Sheet Highlights
Total assets at September 30, 2014 of $4.75 billion increased by $5.8 million from September 30, 2013, and increased by $22.5 million from June 30, 2014.

Total loans and leases at September 30, 2014 of $2.87 billion increased by $390.4 million and $80.6 million from September 30, 2013 and June 30, 2014, respectively.  The increase in total loans and leases from the second quarter of 2014 was due to an increase in the consumer, residential mortgage, commercial and industrial, and construction and development loan portfolios of $38.2 million, $24.9 million, $9.6 million, and $9.4 million, respectively, offset by a decrease in the commercial mortgage loan and leases portfolios of $1.2 million and $0.4 million, respectively.

Total deposits at September 30, 2014 were $4.05 billion, and increased by $141.8 million and $45.5 million from September 30, 2013 and June 30, 2014, respectively.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.28 billion at September 30, 2014.  This represents an increase of $172.6 million and $82.7 million from a year ago and from June 30, 2014, respectively.  Changes in total deposits during the quarter included net increases in interest-bearing demand deposits, noninterest-bearing demand deposits, and savings and money market deposits of $45.6 million, $33.4 million, and $8.3 million, respectively, offset by a net decrease in time deposits of $41.8 million.

Total shareholders’ equity was $569.0 million at September 30, 2014, compared to $653.5 million and $564.6 million at September 30, 2013 and June 30, 2014, respectively. The sequential quarter increase is due primarily to net income of $8.2 million in the current quarter, partially offset by cash dividends paid of $3.6 million and a decrease in unrealized gains on investment securities of $1.7 million.

Asset Quality
Nonperforming assets at September 30, 2014 totaled $45.3 million, or 0.95% of total assets, compared to $42.1 million, or 0.89% of total assets at June 30, 2014.  The sequential-quarter change reflects a net increase in Hawaii commercial mortgage assets of $6.8 million, partially offset by net decreases in Hawaii residential mortgage assets of $1.3 million, Hawaii construction and development assets of $1.1 million, and U.S. Mainland commercial and industrial assets of $0.9 million.

Loans delinquent for 90 days or more still accruing interest totaled $62,000 at September 30, 2014, compared to $119,000 at June 30, 2014.  In addition, loans delinquent for 30 days or more still accruing interest totaled $4.1 million at September 30, 2014, compared to $1.8 million at June 30, 2014.

Net recoveries in the third quarter of 2014 totaled $1.0 million, compared to net recoveries of $1.3 million in the third quarter of 2013, and net charge-offs of $1.6 million in the second quarter of 2014.

The ALLL, as a percentage of total loans and leases, was 2.88% at September 30, 2014, compared to 2.99% at June 30, 2014.  The ALLL, as a percentage of nonperforming assets, was 182.90% at September 30, 2014, compared to 198.47% at June 30, 2014.  The ALLL, as a percentage of nonaccrual loans, was 198.67% at September 30, 2014, compared to 226.72% at June 30, 2014.

Capital Levels
At September 30, 2014, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 17.19%, 18.46%, and 11.87%, respectively, compared to 17.06%, 18.33%, and 11.64%, respectively, at June 30, 2014.  The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through November 30, 2014 by dialing 1-877-344-7529 (passcode: 10053680) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 111 ATMs in the state of Hawaii, as of September 30, 2014.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality and further losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except for per share amounts)	2014	2014	2013	2014	2013

INCOME STATEMENT
Net interest income	$35,532	$35,906	$33,771	$107,234	$97,613
Provision (credit) for loan and lease losses	(1,722)	1,995	(3,189)	(1,043)	(9,977)
Total other operating income	11,463	12,004	11,930	33,611	42,772
Total other operating expense	35,246	32,888	36,512	100,064	104,265
Net income	8,230	9,150	10,204	27,188	161,780
Basic earnings per common share	$0.23	$0.25	$0.24	$0.72	$3.86
Diluted earnings per common share	0.23	0.25	0.24	0.71	3.83
Dividends declared per common share	0.10	0.08	0.08	0.26	0.08

PERFORMANCE RATIOS
Return on average assets (1)	0.69%	0.77%	0.87%	0.76%	4.73%
Return on average shareholders' equity (1)	5.78	6.49	6.34	6.01	35.51
Return on average tangible shareholders' equity (1)	5.90	6.63	6.48	6.13	36.37
Efficiency ratio (2)	75.00	68.65	79.89	71.05	74.27
Net interest margin (1)	3.30	3.35	3.19	3.32	3.16
Dividend payout ratio (3)	43.48	32.00	33.33	36.11	2.07
Average shareholders' equity to average assets	11.99	11.90	13.78	12.69	13.31

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$2,848,983	$2,762,963	$2,439,459	$2,759,928	$2,341,500
Average interest-earning assets	4,354,108	4,360,129	4,286,152	4,374,442	4,190,119
Average assets	4,745,514	4,736,818	4,671,536	4,754,596	4,564,965
Average deposits	4,004,666	3,954,457	3,856,574	3,967,752	3,763,087
Average interest-bearing liabilities	3,168,016	3,210,052	3,112,081	3,184,654	3,030,927
Average shareholders' equity	569,118	563,895	643,874	603,195	607,525

			September 30,	June 30,	September 30,
			2014	2014	2013
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Tier 1 leverage capital ratio			11.87%	11.64%	13.96%
Tier 1 risk-based capital ratio			17.19	17.06	21.30
Total risk-based capital ratio			18.46	18.33	22.58

Central Pacific Bank
Tier 1 leverage capital ratio			11.26	11.16	13.13
Tier 1 risk-based capital ratio			16.30	16.36	20.12
Total risk-based capital ratio			17.57	17.63	21.39

BALANCE SHEET
Loans and leases			$2,874,755	$2,794,183	$2,484,318
Total assets			4,750,269	4,727,766	4,744,483
Total deposits			4,048,096	4,002,578	3,906,264
Long-term debt			92,785	92,790	108,268
Total shareholders' equity			569,042	564,568	653,476
Total shareholders' equity to total assets			11.98%	11.94%	13.77%
Tangible common equity to tangible assets (4)			11.78	11.73	13.53

ASSET QUALITY
Allowance for loan and lease losses			$82,838	$83,599	$85,228
Non-performing assets			45,292	42,121	59,049
Allowance to loans and leases outstanding			2.88%	2.99%	3.43%
Allowance to nonperforming assets			182.90	198.47	144.33

PER SHARE OF COMMON STOCK
Book value per common share			$15.85	$15.73	$15.53
Tangible book value per common share			15.55	15.41	15.21
Market value per common share			17.93	19.85	17.70

(1) Annualized
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company's GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013

Tangible Common Equity Ratio
Total shareholders' equity	$569,042	$564,568	$653,476
Less: Other intangible assets	(10,698)	(11,366)	(13,372)
Tangible common equity	$558,344	$553,202	$640,104

Total assets	$4,750,269	$4,727,766	$4,744,483
Less: Other intangible assets	(10,698)	(11,366)	(13,372)
Tangible assets	$4,739,571	$4,716,400	$4,731,111
Tangible common equity to tangible assets	11.78%	11.73%	13.53%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
(In thousands, except share data)	2014	2014	2013

ASSETS
Cash and due from banks	$76,047	$83,539	$59,400
Interest-bearing deposits in other banks	14,074	3,480	37,499
Investment securities:
Available for sale	1,184,564	1,226,935	1,501,948
Held to maturity (fair value of $235,929 at September 30, 2014,
$241,368 at June 30, 2014 and $245,519 at September 30, 2013)	242,141	247,206	255,663
Total investment securities	1,426,705	1,474,141	1,757,611

Loans held for sale	5,352	8,464	12,437

Loans and leases	2,874,755	2,794,183	2,484,318
Less allowance for loan and lease losses	82,838	83,599	85,228
Net loans and leases	2,791,917	2,710,584	2,399,090

Premises and equipment, net	49,092	48,703	48,151
Accrued interest receivable	12,722	13,253	13,765
Investment in unconsolidated subsidiaries	7,548	7,918	18,558
Other real estate	3,596	5,247	5,761
Mortgage servicing rights	19,800	19,779	20,249
Other intangible assets	10,698	11,366	13,372
Bank-owned life insurance	151,524	151,242	148,903
Federal Home Loan Bank stock	44,457	45,011	46,626
Other assets	136,737	145,039	163,061
Total assets	$4,750,269	$4,727,766	$4,744,483

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$996,033	$962,646	$878,262
Interest-bearing demand	802,336	756,776	739,421
Savings and money market	1,229,576	1,221,253	1,212,488
Time	1,020,151	1,061,903	1,076,093
Total deposits	4,048,096	4,002,578	3,906,264

Short-term borrowings	-	29,000	28,000
Long-term debt	92,785	92,790	108,268
Other liabilities	40,346	38,830	48,415
Total liabilities	4,181,227	4,163,198	4,090,947

Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and outstanding
none at September 30, 2014, June 30, 2014, and September 30, 2013	-	-	-
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
35,903,230 shares at September 30, 2014, 35,901,080 shares at June 30, 2014 and
42,091,180 shares at September 30, 2013	655,219	655,219	784,473
Surplus	77,598	76,311	73,735
Accumulated deficit	(166,740)	(171,380)	(191,014)
Accumulated other comprehensive income (loss)	2,965	4,418	(13,718)
Total shareholders' equity	569,042	564,568	653,476
Non-controlling interest	-	-	60
Total equity	569,042	564,568	653,536
Total liabilities and equity	$4,750,269	$4,727,766	$4,744,483

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except per share data)	2014	2014	2013	2014	2013

Interest income:
Interest and fees on loans and leases	$28,364	$28,040	$26,414	$83,287	$77,362
Interest and dividends on investment securities:
Taxable interest	7,744	8,476	8,114	25,716	22,518
Tax-exempt interest	1,002	1,000	992	2,996	3,059
Dividends	8	1	5	10	16
Interest on deposits in other banks	9	8	21	24	178
Dividends on Federal Home Loan Bank stock	12	11	12	35	12
Total interest income	37,139	37,536	35,558	112,068	103,145

Interest expense:
Interest on deposits:
Demand	96	91	91	277	259
Savings and money market	225	223	227	672	663
Time	629	621	671	1,880	2,150
Interest on short-term borrowings	10	55	3	82	3
Interest on long-term debt	647	640	795	1,923	2,457
Total interest expense	1,607	1,630	1,787	4,834	5,532

Net interest income	35,532	35,906	33,771	107,234	97,613
Provision (credit) for loan and lease losses	(1,722)	1,995	(3,189)	(1,043)	(9,977)
Net interest income after provision for loan and lease losses	37,254	33,911	36,960	108,277	107,590

Other operating income:
Service charges on deposit accounts	2,070	1,989	1,776	6,052	4,950
Loan servicing fees	1,446	1,448	1,509	4,338	4,578
Other service charges and fees	2,886	3,083	3,422	8,912	9,326
Income from fiduciary activities	797	828	724	2,687	2,107
Equity in earnings of unconsolidated subsidiaries	11	359	513	422	733
Fees on foreign exchange	118	119	149	351	348
Investment securities gains	-	240	-	240	-
Income from bank-owned life insurance	810	766	611	2,246	1,492
Loan placement fees	35	178	81	356	408
Net gains on sales of residential loans	1,685	1,227	1,476	4,151	8,492
Net gains on sales of foreclosed assets	218	582	276	962	8,528
Other	1,387	1,185	1,393	2,894	1,810
Total other operating income	11,463	12,004	11,930	33,611	42,772

Other operating expense:
Salaries and employee benefits	16,552	16,550	19,167	50,536	55,944
Net occupancy	4,051	3,734	3,802	11,375	10,651
Equipment	953	945	952	2,694	2,788
Amortization of other intangible assets	1,328	1,318	1,637	3,886	5,994
Communication expense	925	874	907	2,693	2,727
Legal and professional services	1,786	2,228	2,155	5,826	6,410
Computer software expense	1,659	1,575	1,056	4,592	3,182
Advertising expense	673	678	601	2,037	2,141
Foreclosed asset expense	1,355	(17)	(12)	1,443	993
Other	5,964	5,003	6,247	14,982	13,435
Total other operating expense	35,246	32,888	36,512	100,064	104,265

Income before income taxes	13,471	13,027	12,378	41,824	46,097
Income tax expense (benefit)	5,241	3,877	2,174	14,636	(115,683)
Net income	$8,230	$9,150	$10,204	$27,188	$161,780

Per common share data:
Basic earnings per share	$0.23	$0.25	$0.24	$0.72	$3.86
Diluted earnings per share	0.23	0.25	0.24	0.71	3.83
Cash dividends declared	0.10	0.08	0.08	0.26	0.08

Basic weighted average shares outstanding	35,863	36,117	42,028	37,943	41,934
Diluted weighted average shares outstanding	36,353	36,656	42,421	38,440	42,263

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2014			September 30, 2013			September 30, 2014			September 30, 2013
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$14,128	0.25%	$9	$33,973	0.25%	$21	$12,832	0.25%	$24	$95,381	0.25%	$178
Taxable investment securities, excluding
valuation allowance	1,267,621	2.45	7,752	1,588,412	2.04	8,119	1,377,840	2.49	25,726	1,528,169	1.97	22,534
Tax-exempt investment securities,
excluding valuation allowance	178,488	3.45	1,541	177,319	3.44	1,526	178,369	3.45	4,609	177,636	3.53	4,706
Loans and leases, including loans held for sale	2,848,983	3.96	28,364	2,439,459	4.31	26,414	2,759,928	4.03	83,287	2,341,500	4.41	77,362
Federal Home Loan Bank stock	44,888	0.10	12	46,989	0.10	12	45,473	0.10	35	47,433	0.03	12
Total interest earning assets	4,354,108	3.45	37,678	4,286,152	3.36	36,092	4,374,442	3.47	113,681	4,190,119	3.34	104,792
Nonearning assets	391,406			385,384			380,154			374,846
Total assets	$4,745,514			$4,671,536			$4,754,596			$4,564,965

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$786,078	0.05%	$96	$730,534	0.05%	$91	$755,302	0.05%	$277	$702,662	0.05%	$259
Savings and money market deposits	1,225,969	0.07	225	1,197,911	0.08	227	1,221,100	0.07	672	1,183,101	0.07	663
Time deposits under $100,000	252,848	0.44	280	278,583	0.43	302	257,727	0.42	808	289,420	0.47	1,015
Time deposits $100,000 and over	797,410	0.17	349	793,136	0.18	369	819,744	0.17	1,072	746,241	0.20	1,135
Short-term borrowings	12,924	0.30	10	3,648	0.32	3	37,989	0.29	82	1,230	0.32	3
Long-term debt	92,787	2.77	647	108,269	2.92	795	92,792	2.77	1,923	108,273	3.04	2,457
Total interest-bearing liabilities	3,168,016	0.20	1,607	3,112,081	0.23	1,787	3,184,654	0.20	4,834	3,030,927	0.24	5,532
Noninterest-bearing deposits	942,361			856,410			913,879			841,663
Other liabilities	66,019			57,083			52,848			77,548
Total liabilities	4,176,396			4,025,574			4,151,381			3,950,138
Shareholders' equity	569,118			643,874			603,195			607,525
Non-controlling interest	-			2,088			20			7,302
Total equity	569,118			645,962			603,215			614,827
Total liabilities & equity	$4,745,514			$4,671,536			$4,754,596			$4,564,965

Net interest income			$36,071			$34,305			$108,847			$99,260

Net interest margin		3.30%			3.19%			3.32%			3.16%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Hawaii:
Commercial, financial and agricultural	$276,804	$268,037	$272,007	$255,987	$244,680
Real estate:
Construction	105,619	96,138	82,769	71,585	57,334
Mortgage:
- residential	1,251,808	1,226,864	1,180,092	1,136,573	1,100,382
- commercial	579,654	568,672	554,299	555,270	560,896
Consumer	250,838	243,148	231,432	230,664	190,653
Leases	3,691	4,087	5,338	6,241	6,539
Total loans and leases	2,468,414	2,406,946	2,325,937	2,256,320	2,160,484
Allowance for loan and lease losses	(65,747)	(65,367)	(64,759)	(66,639)	(66,041)
Net loans and leases	$2,402,667	$2,341,579	$2,261,178	$2,189,681	$2,094,443

U.S. Mainland:
Commercial, financial and agricultural	$165,527	$164,707	$164,237	$142,729	$123,550
Real estate:
Construction	3,621	3,740	3,886	4,031	15,869
Mortgage:
- residential	-	-	-	-	-
- commercial	116,920	129,060	129,254	147,497	149,480
Consumer	120,273	89,730	74,140	80,024	34,935
Leases	-	-	-	-	-
Total loans and leases	406,341	387,237	371,517	374,281	323,834
Allowance for loan and lease losses	(17,091)	(18,232)	(18,403)	(17,181)	(19,187)
Net loans and leases	$389,250	$369,005	$353,114	$357,100	$304,647

Total:
Commercial, financial and agricultural	$442,331	$432,744	$436,244	$398,716	$368,230
Real estate:
Construction	109,240	99,878	86,655	75,616	73,203
Mortgage:
- residential	1,251,808	1,226,864	1,180,092	1,136,573	1,100,382
- commercial	696,574	697,732	683,553	702,767	710,376
Consumer	371,111	332,878	305,572	310,688	225,588
Leases	3,691	4,087	5,338	6,241	6,539
Total loans and leases	2,874,755	2,794,183	2,697,454	2,630,601	2,484,318
Allowance for loan and lease losses	(82,838)	(83,599)	(83,162)	(83,820)	(85,228)
Net loans and leases	$2,791,917	$2,710,584	$2,614,292	$2,546,781	$2,399,090

Central Pacific Bank
Nonperforming Assets, Past Due and Restructured Loans

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$15,625	$16,657	$17,067	$3,533	$3,529
Real estate:
Construction	324	373	379	4,015	16,497
Mortgage-residential	12,691	13,608	18,161	20,271	20,703
Mortgage-commercial	13,056	6,236	13,610	13,769	12,559
Total nonaccrual loans	41,696	36,874	49,217	41,588	53,288

Other real estate:
Real estate:
Construction	1,804	3,048	3,770	3,770	3,769
Mortgage-residential	1,685	2,041	901	1,184	1,783
Mortgage-commercial	107	158	158	209	209
Total other real estate	3,596	5,247	4,829	5,163	5,761
Total nonperforming assets	45,292	42,121	54,046	46,751	59,049

Loans delinquent for 90 days or more:
Commercial, financial and agricultural	-	-	7	-	-
Real estate:
Mortgage-residential	-	99	-	-	19
Consumer	62	20	23	-	18
Leases	-	-	-	15	-
Total loans delinquent for 90 days or more	62	119	30	15	37

Restructured loans still accruing interest:
Commercial, financial and agricultural	373	384	395	406	416
Real estate:
Construction	918	944	970	3,857	3,935
Mortgage-residential	17,980	18,456	18,152	16,508	15,595
Mortgage-commercial	10,671	10,941	2,312	2,502	7,859
Total restructured loans still accruing interest	29,942	30,725	21,829	23,273	27,805

Total nonperforming assets, loans delinquent for 90 days or
more and restructured loans still accruing interest	$75,296	$72,965	$75,905	$70,039	$86,891

Total nonaccrual loans as a percentage of loans and leases	1.45%	1.32%	1.82%	1.58%	2.14%

Total nonperforming assets as a percentage of loans and leases
and other real estate	1.57%	1.50%	2.00%	1.77%	2.37%

Total nonperforming assets and loans delinquent for 90 days or
more as a percentage of loans and leases and other real estate	1.58%	1.51%	2.00%	1.77%	2.37%

Total nonperforming assets, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of
loans and leases and other real estate	2.62%	2.61%	2.81%	2.66%	3.49%

Quarter to Quarter Changes in Nonperforming Assets:
Balance at beginning of quarter	$42,121	$54,046	$46,751	$59,049	$60,892
Additions	8,824	2,485	15,000	7,099	4,253
Reductions
Payments	(2,209)	(4,327)	(2,251)	(16,654)	(2,202)
Return to accrual status	(1,544)	(9,278)	(4,749)	(1,145)	(1,761)
Sales of foreclosed real estate	(542)	(817)	(654)	(1,496)	(1,919)
Charge-offs/writedowns	(1,358)	12	(51)	(102)	(214)
Total reductions	(5,653)	(14,410)	(7,705)	(19,397)	(6,096)
Balance at end of quarter	$45,292	$42,121	$54,046	$46,751	$59,049

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Loan and Lease Losses

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands)	2014	2014	2013	2014	2013

Allowance for loan and lease losses:
Balance at beginning of period	$83,599	$83,162	$87,105	$83,820	$96,413

Provision for loan and lease losses	(1,722)	1,995	(3,189)	(1,043)	(9,977)

Charge-offs:
Commercial, financial and agricultural	408	1,482	360	1,963	2,201
Real estate:
Construction	-	-	3	-	358
Mortgage-residential	-	102	63	139	857
Mortgage-commercial	-	1,041	-	1,041	3,674
Consumer	991	671	466	2,242	1,023
Leases	-	-	-	8	-
Total charge-offs	1,399	3,296	892	5,393	8,113

Recoveries:
Commercial, financial and agricultural	777	546	259	1,929	921
Real estate:
Construction	1,100	342	569	1,844	2,801
Mortgage-residential	244	529	91	867	565
Mortgage-commercial	14	13	1,137	40	2,094
Consumer	224	305	146	768	519
Leases	1	3	2	6	5
Total recoveries	2,360	1,738	2,204	5,454	6,905

Net charge-offs (recoveries)	(961)	1,558	(1,312)	(61)	1,208

Balance at end of period	$82,838	$83,599	$85,228	$82,838	$85,228

Average loans and leases, net of unearned	2,848,983	2,762,963	2,439,459	2,759,928	2,341,500

Annualized ratio of net charge-offs
(recoveries) to average loans and leases	(0.13)%	0.23%	(0.22)%	0.00%	0.07%

Ratio of allowance for loan and lease losses
to loans and leases outstanding	2.88%	2.99%	3.43%	2.88%	3.43%